PREEMPTIVE RIGHTS AGREEMENT

This Preemptive Rights Agreement (this “Agreement”) is made as of November __, 2007, by and between Global Ship Lease, Inc., a Marshall Islands corporation (the “Company”), and CMA CGM S.A., a French corporation (the “Investor”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company is engaged in an initial public offering of its Common Shares pursuant to its registration statement on Form F-1 (the “Initial Public Offering”);

WHEREAS, in connection with the Initial Public Offering, the Company, the Investor and certain of the Investor’s wholly owned subsidiaries have entered into an Asset Purchase Agreement of even date herewith, filed as an exhibit to the Company’s registration statement (the “Asset Purchase Agreement”);

WHEREAS, pursuant to the terms of the Asset Purchase Agreement, the Investor and certain of its wholly owned subsidiaries shall sell to the Company and certain of its wholly owned subsidiaries the Vessels, in partial consideration for which the Company shall issue its Common Shares to the Investor;

WHEREAS, the Investor desires to have certain preemptive rights to acquire shares of the Company’s capital stock outside of the terms of the Asset Purchase Agreement; and

WHEREAS, the Company and the Investor have agreed that in the event that the Company offers any Common Shares or other securities convertible into or exchangeable or exercisable for any shares of its capital stock (“Shares”) during the term of this Agreement (a “Follow-On Offering”), the Investor shall have the option to participate in such Follow-On Offering for purposes of maintaining its ownership percentage of the Company.

AGREEMENT

The parties hereby agree as follows:

1.	Preemptive Right.

1.1 In the event of a Follow-On Offering during the term of this Agreement, the Company hereby grants the Investor a right (the “Right”) to purchase up to that number of Shares such that the Investor’s Pro Rata Percentage on the Completion Date (as calculated to include any Shares acquired by the Investor pursuant to the exercise of its Right) remains equal to its Pro Rata Percentage on the Determination Date (as each such term is defined below).

1.2 The percentage of the Company’s outstanding Shares held by the Investor (the “Pro Rata Percentage”) shall be determined by a fraction, the numerator of which shall be the total number of the Company’s outstanding Shares (on an as converted to and exchanged/exercised for Common Shares basis) held by the Investor and the denominator of which shall be the total number of the Company’s outstanding Shares (on an as converted to and exchanged/exercised for Common Shares basis) held by all holders of Shares. For purposes of this agreement, the Investor’s Pro Rata Percentage shall be calculated as of: (i) the close of business on the last Business Day immediately preceding the commencement of any Follow-On Offering (the “Determination Date”) and (ii) the close of business on the date of the consummation of the Follow-On Offering (the “Completion Date”). The number of Shares outstanding shall be determined by the Company’s transfer agent and registrar in accordance with the provisions contained herein.

1.3 For purposes of the calculations in this Section 1, the Shares held by the Investor shall include any Shares held by its wholly owned subsidiaries and affiliates. The Investor shall be entitled to apportion its Right among its wholly owned subsidiaries and affiliates in such proportions as it deems appropriate; provided, however, that in no event shall the aggregate number of Shares purchased by the Investor, its wholly owned subsidiaries and affiliates exceed the Investor’s allocated Pro Rata Percentage amount.

1.4 The Investor may only exercise its Right in a Follow-On Offering during the term of this Agreement and the Investor may only purchase those Shares which the Company is offering in a Follow-On Offering; provided that nothing contained in this Section 1.4 shall limit or prevent the Investor from effecting any conversion, exchange or exercise of any rights it has pursuant to its purchase of Shares in any Follow-On Offering.

1.5 In the event that the Company undertakes to consummate a Follow-On Offering during the term of this Agreement, it shall promptly deliver a notice to the Investor in compliance with the terms of Section 2.5 herein stating: (i) its bona fide intention to consummate the Follow-On Offering, (ii) the number of Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares (a “Company Notice”).

1.6 Should the Investor wish to exercise its Right, it shall deliver a written notice to the Company in compliance with the terms of Section 2.5 herein within twenty (20) Business Days of the date of the Company Notice stating (i) its bona fide intention to exercise its Right at the price and on the terms specified in the Company Notice, (ii) the number of Shares comprising its Pro Rata Percentage and the calculation by which such number was determined and (iii) the quantity of Shares (which number shall not be greater than its Pro Rata Percentage) for which it intends to subscribe (an “Investor Notice”). In the event that number of Shares set forth in the Investor Notice is no longer accurate as of the Determination Date, the Investor and the Company shall jointly re-calculate the Investor’s Pro Rata Percentage on the Determination Date. In the event that the Investor does not provide the Company with an Investor Notice within twenty (20) Business Days of the date of the Company Notice, the Company shall have no obligation to reserve any Shares offered in the Follow-On Offering for the Investor.

1.7 The Investor shall not be entitled to exercise its Right in connection with the Company’s issuance or sale of (i) any Shares pursuant to the Company’s Equity Incentive Plan or any other employee stock incentive plan or similar benefit program, where the principal purpose is not to raise additional equity capital, (ii) any Shares in connection with the Company’s Initial Public Offering (including, without limitation, pursuant to the exercise of the underwriters’ over-allotment option), (iii) any Shares pursuant to the terms of the Asset Purchase Agreement, (iv) any Shares in connection with any pro rata stock split or dividend of the Company or (v) any Shares in connection with, or as consideration for, an acquisition of any business or all or substantially all of such business’s assets by the Company (whether by merger or otherwise).

1.8 In connection with any exercise of its Right in a Follow-On Offering and in the event such offering is underwritten, the Investor agrees to execute such agreement(s) restricting the distribution and transfer of the Shares as may be requested by the managing underwriters on the same terms as the directors, officers and, if applicable, other shareholders of the Company, for such period of time as the managing underwriters may require which, in any event, shall not exceed 270 days after the date of the first sale of Shares.

1.9 The Investor hereby waives any rights the Investor may have to require registration of its Shares in connection with any Follow-On Offering for which it shall exercise its Right.

2.	Miscellaneous.

2.1 Term. The term of this Agreement shall commence upon the Completion of the Initial Public Offering, and terminate automatically and without further action by the parties hereto upon the earlier of (i) the consummation of a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company, (ii) the termination of this Agreement upon the mutual written agreement between the Company and the Investor and (iii) one month following the delivery of the last Contracted Vessel to the Company or its Designated Subsidiary pursuant to the terms of the Asset Purchase Agreement. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Follow-On Offering is commenced but not consummated during the term of this Agreement, the term of this Agreement shall automatically and without further action by the parties hereto extend until the completion or abandonment by the Company of such offering; provided, however, that the Investor shall not be entitled to any additional rights or benefits because of the extension.

2.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

2.3 Assignment. Except as otherwise provided in this Agreement, the Right may not be assigned or transferred by the Investor without the Company’s prior written consent, such consent not to be unreasonably withheld.

2.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Investor.

2.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by internationally recognized overnight courier, addressed to the party to be notified at such party’s address as set forth on the signature page attached hereto or as subsequently modified by written notice.

2.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

2.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

2.8 Submission to Jurisdiction. Except as set forth below, no claim arising hereunder may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Investor hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Investor waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Investor agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Investor and may be enforced in any other courts to the jurisdiction of which the Company and the Investor are or may be subject, by suit upon such judgment.

2.9 Specific Performance. Each party acknowledges and agrees that in the event of any material breach of this Agreement for which the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages, such non-breaching party shall be entitled to specific performance and to injunctive relief against further violations, as well as any other remedies available at law or in equity.

2.10 Further Assurances. Each party agrees to perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and the transactions contemplated hereby.

2.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page Follows]

The parties have executed this Rights Agreement as of the date first above written.

THE COMPANY:	THE INVESTOR:

GLOBAL SHIP LEASE, INC.	CMA CGM S.A.

By:	By:
(Signature)	(Signature)

Name:	Name:
Title:	Title:

Address: c/o Global Ship Lease Services Limited Millbank Business Centre, Millbank Tower Fourth Floor London SW1P 4QP United Kingdom	Address: CMA CGM 4, quai d’Arenc 13002 Marseilles France